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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             J.P. MORGAN CHASE & CO.
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                13-2624428
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

            270 Park Avenue
              New York, NY                                 10017
(Address of Principal Executive Offices)                (Zip Code)



If this form relates to the                If this form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section             securities pursuant to Section
12(b) of the Exchange Act and is           12(g) of the Exchange Act and is
effective pursuant to General              effective pursuant to General
Instruction A.(c), please check the        Instruction A.(d), please check the
following box. |X|                         following box. | |


Securities Act registration statement file number to which this form relates: 333-52826
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             (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                  Name of Each Exchange on Which
           -------------------                  ------------------------------

JPMorgan Market Participation Notes on the       American Stock Exchange, LLC
    S&P 500(R)Index due March 12, 2008


Securities to be registered pursuant to Section 12(g) of the Act:

                                (Title of Class)
                                ---------------)
                                      None

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Item 1:   Description of Registrant's Securities to be Registered.

     The description under the heading "Description of Debt Securities" relating to the Registrant's debt securities in the prospectus included in the Registrant's Amendment No. 1 to the Registration Statement on Form S- 3 (Registration No. 333-52826) filed with the Securities and Exchange Commission on June 13, 2001, and the description under the headings "Summary" and "Description of Notes" relating to the JPMorgan Market Participation Notes on the S&P 500(R) Index due March 12, 2008 in the Registrant's prospectus supplement dated March 6, 2003 to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which contains the final terms and provisions of the JPMorgan Market Participation Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2:   Exhibits

     The following exhibits have been filed with the Securities and Exchange
Commission:

     3.1 Restated Certificate of Incorporation of J.P. Morgan Chase & Co. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of J.P. Morgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

     3.2 By-laws, amended as of June 20, 2000, of J.P. Morgan Chase & Co. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of J.P. Morgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

     4.1  Form of Global Indexed Linked Note.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                                   J.P. MORGAN CHASE & CO.


                                                   By:  /s/ John C. Wilmot
                                                      ------------------------
                                                      Name: John C. Wilmot
                                                      Title: Managing Director

Date: March 6, 2003


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